Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated balance sheet information and statement of operations information (collectively, the Pro Forma Financial Information) are based on the previously reported consolidated financial statements of Springleaf Finance Corporation (“SFC” or, collectively with its subsidiaries, the “Company”).  The Pro Forma Financial Information has been prepared to illustrate the effect of the Sale (defined below) of SpringCastle Interests (as defined in Note 1 of the Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information).

On March 31, 2016 (the “Transaction Date”), SFC, through wholly owned direct and indirect subsidiaries, sold its 47% interest in each of SpringCastle America, LLC, SpringCastle Credit, LLC, SpringCastle Finance, LLC, and SpringCastle Acquisition LLC for an aggregate purchase price of $111,625,000 (the “Sale”), resulting in the derecognition of the SpringCastle Interests from SFC’s consolidated financial statements. The Company has determined that the sale does not meet the definition of discontinued operations.

Assumptions and estimates underlying the unaudited adjustments to the Pro Forma Financial Information are described in the accompanying notes. The historical consolidated financial statements have been adjusted in the unaudited Pro Forma Financial Information to give effect to pro forma events that are: (1) directly attributable to the Sale of SpringCastle Interests, (2) factually supportable; and (3) with respect to the pro forma statement of operations, expected to have a continuing impact on the consolidated results of SFC following the Sale of SpringCastle Interests. The unaudited Pro Forma Financial Information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Sale of SpringCastle Interests occurred on December 31, 2015, for purposes of the Pro Forma Condensed Consolidated Balance Sheet and January 1, 2015, for purposes of the Pro Forma Condensed Consolidated Statement of Operations. Further, the unaudited pro forma condensed consolidated financial information does not purport to project the future operating results or financial position of the consolidated company following the Sale of SpringCastle Interests.

See Note 1 of the Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information herein for a description of the Sale of SpringCastle Interests. In the opinion of management, all adjustments necessary to reflect the effects of the Sale of the SpringCastle Interests described in the notes to the Unaudited Pro Forma Condensed Consolidated Financial Information have been included and are based upon available information and assumptions that the Company believes are reasonable.

The unaudited Fro Forma Financial Information has been developed from and should be read in conjunction with SFC’s Annual Report on Form 10-K filed February 29, 2016.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of December 31, 2015

The following unaudited pro forma condensed consolidated balance sheet as of December 31, 2015, presents the December 31, 2015 balance sheets of SFC assuming the Sale of SpringCastle Interests had been consummated on that date.

		SpringCastle
	As reported	Interest Sale
(In millions)	(A)	(B)		Pro forma

Cash and cash equivalents	$321	$99	(C)	$420
Investment securities	604	—		604
Net finance receivables:
Personal loans	4,300	—		4,300

SpringCastle Portfolio	1,576	(1,576	)(D)	0
Real estate loans	524	—		524

Retail sales finance	23	—		23

Net finance receivables	6,423	(1,576)		4,847
Unearned insurance premium and claims reserve	(250)	—		(250)

Allowance for finance receivable losses	(219)	4	(E)	(215)
Net finance receivables, less allowance for finance receivable losses	5,954	(1,572)		4,383

Finance receivables held for sale	796	—		796
Notes receivable from parent and affiliates	3,804	—		3,804
Restricted cash	295	(69	)(F)	226
Other assets	281	—		281
Total assets	$12,055	(1,542)		$10,514
Liabilities and Shareholders’ Equity

Long-term debt	$9,582	(1,912	)(G)	$7,670
Insurance claims and policyholder liabilities	230	—		230

Deferred and accrued taxes	103	85	(H)	188

Other liabilities	217	(5	)(I)	212
Total liabilities	10,132	(1,832)		8,300
Common stock	5	—		5
Additional paid-in capital	758			758
Accumulated other comprehensive income	(24)	—		(24)

Retained earnings	1,330	144	(J)	1,474
Total Springleaf Finance Corporation shareholders’ equity	2,069	144		2,213
Non-controlling interests	(146)	146	(K)	0
Total shareholders’ equity	1,923	290		2,213
Total liabilities and shareholder’s equity	$12,055	(1,542)		$10,513

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2015

The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2015, presents the historical income statements of SFC assuming the Sale of SpringCastle Interests was consummated on January 1, 2015.

		Spring Castle Interest
	As reported	Sale
(In millions)	(A)	(L)		Pro forma

Interest income	$1,665	$(462	)(M)	$1,203

Interest expense	667	(82	)(N)	585

Net interest income	998	(380)		618

Provision for finance receivable losses	361	(89	)(O)	272

Net interest income after provision for finance receivable losses	637	(290)		347

Other revenues:
Insurance	158	—		158
Investment	49	—		49
Net gain (loss) on repurchases and repayments of debt	—	—		—
Net gain (loss) on fair value adjustments on debt	—	—		—
Net gain on sales of real estate loans and related trust assets	—	—		—

Other	35	—		35
Total other revenues	242	—		242

Other expenses
Operating expenses:
Salaries and benefits	364	—		364
Other operating expenses	299	(60	)(P)	239
Insurance policy benefits and claims	72	—		72
Total other expenses	735	(60)		675

Income (loss) before benefit from income taxes	144	(230)		(86)

Provision for (benefit from) income taxes	15	(40	)(Q)	(25)

Net income (loss)	129	(190)		(61)

Net income attributable to non-controlling interests	120	(120)		0

Net income (loss) attributable to Springleaf Finance Corporation	$9	$(70)		$(61)

Note 1—Description of Sale of SpringCastle Interests

On March 31, 2016, Springleaf Finance, Inc. (“SFI”), which owns all of the issued and outstanding common stock of Springleaf Finance Corporation (“SFC” or, collectively with its subsidiaries, the “Company”), an indirect wholly owned subsidiary of OneMain Holdings, Inc. (“OMH”), SpringCastle Holdings, LLC (“SpringCastle Holdings”), an indirect wholly owned subsidiary of SFC, and Springleaf Acquisition Corporation, a wholly owned subsidiary of SFC (“Springleaf Acquisition” and together with SpringCastle Holdings, the “Sellers”), entered into a Purchase Agreement (the “Purchase Agreement”) with NRZ Consumer LLC (“NRZ Consumer”), NRZ SC America LLC (“NRZ SC America”), NRZ SC Credit Limited (“NRZ SC Credit”), NRZ SC Finance I LLC (“NRZ SC Finance I”), NRZ SC Finance II LLC (“NRZ SC Finance II”), NRZ SC Finance III LLC (“NRZ SC Finance III”), NRZ SC Finance IV LLC (“NRZ SC Finance IV”), NRZ SC Finance V LLC (“NRZ SC Finance V” and together with NRZ Consumer, NRZ SC America, NRZ SC Credit, NRZ SC Finance I, NRZ SC Finance II, NRZ SC Finance III and NRZ SC Finance IV, collectively, the “NRZ Buyers”), BTO Willow Holdings II, L.P. (“BTO Willow”) and Blackstone Family Tactical Opportunities Investment Partnership - NQ - ESC L.P. (“BFTOIP” and together with BTO Willow, the “Blackstone Buyers,” and the Blackstone Buyers together with the NRZ Buyers, collectively, the “Buyers”), and solely with respect to Section 11(a) and Section 11(g), NRZ SC America Trust 2015-1, NRZ SC Credit Trust 2015-1, NRZ SC Finance Trust 2015-1, and BTO Willow Holdings, L.P.  Pursuant to the Purchase Agreement, SpringCastle Holdings sold its 47% limited liability company interests in each of SpringCastle America, LLC, SpringCastle Credit, LLC and SpringCastle Finance, LLC, and Springleaf Acquisition sold its 47% limited liability company interest in SpringCastle Acquisition LLC (collectively, the “SpringCastle Interests”), to Buyers for an aggregate purchase price of $111,625,000 (the “Sale”).

In connection with the Sale, Buyers paid $100,462,500 of the aggregate purchase price to Sellers on March 31, 2016, with the remaining $11,162,500 (the “Holdback”) to be paid into an escrow account within 120 days following March 31, 2016.  Such escrowed funds are expected to be held in escrow for a period of up to five years following March 31, 2016, and, subject to the terms of the Purchase Agreement and assuming certain portfolio performance requirements are satisfied, paid to the Sellers at the end of such five year period.  The Sellers will account for the Holdback amount as a contingent gain; therefore, the Sellers have not recognized an amount for this contingent payment upon consummation of the closing of the Sale.

Note 2—Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated balance sheet related to the Sale of SpringCastle Interests is included as of December 31, 2015, and the unaudited pro forma condensed consolidated statement of operations is included for the year ended December 31, 2015. The Pro Forma Financial Information is based upon the Company’s previously reported consolidated financial statements included in its Annual Report on Form 10-K, previously filed with the Securities and Exchange Commission. The pro forma adjustments are based upon currently available information, and assumptions and estimates that management believes to be reasonable. The adoption of new or changes to existing accounting principles generally accepted in the United States of America subsequent to the unaudited pro forma condensed consolidated financial statement dates may result in changes to the presentation of the preliminary unaudited Pro Forma Financial Information.

Note 3—Pro Forma Adjustments

The following pro forma adjustments are included in the Pro Forma Financial Information:

(A)       Reflects the Company’s previously reported consolidated balance sheet and statement of operations included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

(B)       Represents the elimination of the assets and liabilities, as well as receipt of proceeds related to the sale of the SpringCastle Interests as if it had occurred on December 31, 2015.

(C)       Reflects the sales price of $111.6 million for the disposition of the SpringCastle Interests, less the Holdback of $11.2 million, as if it had occurred on December 31, 2015. In addition, this includes cash held within the SpringCastle Interests related legal entities of $1.1 million, removed from company’s balance as part of the disposition of the SpringCastle Interests.

(D)       Represents finance receivables that were previously recognized on the Company’s balance sheet through consolidation of the SpringCastle Interests that are now being deconsolidated as a result of the sale of the SpringCastle Interests.

(E)        Represents the elimination of the SpringCastle Interests related allowance for finance receivable losses that was previously recognized on the Company’s balance sheet through consolidation.

(F)         Represents restricted cash received on loans and payable to the notes that was previously recognized on the Company’s balance sheet through consolidation of the SpringCastle Interests that is being deconsolidated as part of the sale of the SpringCastle Interests.

(G)       Represents the long term debt attributable to the SpringCastle Interests that is being deconsolidated as a part of the sale of the SpringCastle Interests.

(H)      Represents the net effect of tax of $57 million from gain on sale of the SpringCastle Interests as if it had occurred on December 31, 2015 as well as the reduction of $28 million in deferred tax assets attributable to the SpringCastle Interests.  The tax effect is calculated based on the Company’s combined federal and state statutory rate of 37%.

(I)           Reflects the exclusion of accrued expenses as a part of the disposition of the SpringCastle Interests as if it had occurred on December 31, 2015.

(J)           Represents the gain, net of income tax effects, from the disposition of the SpringCastle Interests as if it had occurred on December 31, 2015.  The tax effect is calculated based on the Company’s combined federal and state statutory rate of 37%.

(K)       Represents the elimination of noncontrolling interest previously recorded for the SpringCastle Interests.

(L)        Represents the elimination of financial results and impact on the statement of operations relating to the sales of the SpringCastle Interests, as if it had occurred on January 1, 2015.

(M)    Represents the elimination of interest income attributable to the SpringCastle Interests operations.

(N)       Represents the elimination of interest expense related to the SpringCastle Interests operations that is being deconsolidated.

(O)       Represents the elimination of provision for finance receivable losses related to the SpringCastle Interests.

(P)         Represents the elimination of operating expenses attributable to the SpringCastle Interests.

(Q)       Represents the elimination of income tax benefit attributable to the SpringCastle Interests.